3: Equity Partners Fund

Equity Partners Fund

Item 77C(a) and (c): Registrant incorporates by reference Registrant's Proxy Statement dated November 13, 2000 filed on November 13, 2000 (Accession No. 0000912057-00-048673) and Annual Report for the fiscal year ended May 31, 2002 filed on July 12, 2001 (Accession No. 0000935069-01-500266).